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                                                              EXHIBIT 23.6

                    CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

                                              /s/ Arthur Andersen LLP
                                          -------------------------------------
                                                ARTHUR ANDERSEN LLP

Chicago, Illinois
November 12, 1997